AMENDMENT TO CUSTODIAN AND TRANSFER AGENT AGREEMENT

THIS AMENDMENT TO CUSTODIAN AND TRANSFER AGENT AGREEMENT (this

“Amendment”) is made as of July , 2024 by and between THOR FINANCIAL TECHNOLOGIES TRUST (the “Fund”), an open-end management investment company organized as a Delaware statutory trust and registered with the Commission under the Investment Company Act of 1940, as amended (the “1940 Act”), on behalf of each series, separately and not jointly, listed on Annex A to the Agreement as may be amended from time to time (each a “Portfolio” and collectively the “Portfolios”) and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (“BBH&Co.” or, when referring to BBH&Co. in its capacity as custodian, the “Custodian”, and when referring to BBH&Co. in its capacity as transfer agent, “TA”). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement (as defined below).

WHEREAS, the Fund and the Custodian entered into a Custodian and Transfer Agent Agreement, dated as of June 21, 2022, as amended and supplemented from time to time (the “Agreement”); and

WHEREAS, the Fund and the Custodian desire to make certain modifications to the terms of the Agreement as further detailed herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, each of the Funds and the Custodian hereby agree as follows:

1.               Annex A to the Agreement is hereby deleted in its entirety and replaced with the attached Annex A.

2.             All terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

3.             Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4.             This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic mail transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

5.             This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Custodian and Transfer Agent Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By: __________________________

Name: ________________________

Title: _________________________

Date: _________________________

THOR FINANCIAL TECHNOLOGIES TRUST

By: __________________________

Name: ________________________

Title: _________________________

Date: ________________________

ANNEX A TO

CUSTODIAN AND TRANSFER AGENT AGREEMENT BETWEEN

THOR FINANCIAL TECHNOLOGIES TRUST

and

BROWN BROTHERS HARRIMAN & CO. EFFECTIVE DATE: June 21, 2022

(Updated July , 2024)

The following is a list of Portfolios for which BBH&Co. shall serve under the Agreement:

Thor Low Volatility ETF Thor Index Rotation ETF